EXHIBIT 24


                     IPALCO ENTERPRISES, INC.

                        POWER OF ATTORNEY

     Each   of   the  undersigned  directors  of   IPALCO
ENTERPRISES,   INC.,   an   Indiana   corporation,   (the
"Corporation"), which intends to file with the Securities
and  Exchange  Commission,  Washington  D.C.,  under  the
provisions  of the Securities Act of 1933, as amended,  a
Registration  Statement and related  prospectus  for  the
registration of not to  exceed  900,000 additional shares
of  Common  Stock of the Corporation, without par  value,
for issuance under the IPALCO Enterprises, Inc. Long-Term
Performance  and  Restricted  Stock  Incentive  Plan  (As
Amended  and  Restated Effective January 1,  1998),  does
hereby  appoint  John R. Brehm and Bryan G.  Tabler,  and
each  of them, his true and lawful attorneys, with  power
to  act  each  without the other and with full  power  of
substitution and resubstitution, for him and in his name,
place and stead, to sign in the capacity of a director of
the  Corporation and file said Registration Statement and
related  prospectus  and any and all amendments  thereto,
and  all  instruments  necessary or  incidental  thereto,
hereby granting unto said attorneys and each of them full
power and authority to do and perform in the name and  on
behalf  of  each of the undersigned, and in any  and  all
capacities,  every act and thing whatsoever requisite  or
necessary to be done in and about the premises, as  fully
and   to  all  intents  and  purposes  as  each  of   the
undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

     IN WITNESS WHEREOF, the foregoing directors of the Corporation have affixed their respective signatures hereto in the presence of a Notary Public for the State of Indiana, this 25th day of November, 1997.

/s/  John R. Hodowal                    /s/  Max L. Gibson

/s/  Ramon L. Humke                     /s/  Andre B. Lacy

/s/  Joseph D. Barnette, Jr.            /s/  Michael S. Maurer

/s/  Robert A. Borns                    /s/  Andrew J. Paine, Jr.

/s/  Mitchell E. Daniels, Jr.           /s/  Sallie W. Rowland

/s/  Otto N. Frenzel III                /s/  Thomas H. Sams



My Commission Expires:  6-13-99       /s/ Gloria K. Bryant
My  County  of Residence is Marion    Gloria K. Bryant, Notary Public